SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2012

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Unsecured Revolving Credit Facility, Unsecured Term Loan and Secured Term Loan

On May 10, 2012, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), entered into the following amendments: (i) Amendment No. 1 (the “Credit Facility Amendment”) to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (the “Credit Facility”), by and among the Operating Partnership, certain of the Operating Partnership’s subsidiaries (the “Subsidiary Borrowers” and, together with the Operating Partnership, the “Borrowers”), KeyBank National Association (“KeyBank”), as a lender and administrative agent, and the other lenders and agents party thereto; (ii) Amendment No. 2 (the “Unsecured Term Loan Amendment”) to the Term Loan Agreement, dated as of July 18, 2011, as amended (the “Unsecured Term Loan”), by and among the Borrowers, KeyBank, as a lender and administrative agent, and the other lenders and agents party thereto; and (iii) Amendment No. 6 (the “Secured Term Loan Amendment” and, collectively with the Credit Facility Amendment and the Unsecured Term Loan Amendment, the “Amendments”) to the Secured Term Loan Agreement, dated as of August 7, 2007, as amended (the “Secured Term Loan” and, collectively with the Credit Facility and the Unsecured Term Loan, the “Bank Debt”), by and among the Operating Partnership, KeyBank and the other lending institutions which are a party thereto. The Company paid $1.2 million in financing costs in connection with the Amendments.

As part of the Company’s efforts to evaluate the cause and to identify actions to remediate the material weakness disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, in late March 2012, the Company began conducting a review of all of the financial and other non-financial covenants contained in its Bank Debt agreements and the processes surrounding the monitoring and oversight of compliance with such covenants. As a result of this review, the Company and its bank lenders entered into the Amendments to, among other things, revise certain financial and other covenants to provide additional operating flexibility for the Company to execute its business strategy and clarify the treatment of certain covenant compliance-related definitions. Specifically, the following financial covenants of each of the three debt agreements were amended as follows:

•

The maximum consolidated total leverage ratio was increased from 60.0% to 65% for each quarter ending on or after March 31, 2012 through the quarter ending December 31, 2012, and then will decrease to 62.5% through the quarter ending June 30, 2013 and to 60.0% for all quarters thereafter;

•

The minimum consolidated debt yield was reduced from 11.0% to 10.0% for each quarter ending on or after March 31, 2012 through the quarter ending December 31, 2012, and then will increase to 10.5% through the quarter ending June 30, 2013 and to 11.0% for all quarters thereafter;

•

The maximum unencumbered pool leverage ratio was increased from 60.0% to 65% for each quarter ending on or after March 31, 2012 through the quarter ending December 31, 2012, and then will decrease to 62.5% through the quarter ending June 30, 2013 and to 60.0% for all quarters thereafter; and

•

The minimum tangible net worth was reduced from $690,289,992 to $650,000,000, in each case plus (i) 80% of the net proceeds of any future equity issuances of the Company and (ii) 80% of the value of partnership units of the Operating Partnership issued in connection with any future asset or stock acquisitions.

In addition, the Credit Facility Amendment and the Unsecured Term Loan Amendment permit the lenders under those agreements to record mortgages on substantially all of the Company’s unencumbered properties. The Unsecured Term Loan Amendment also amends the Unsecured Term Loan to convert the fixed interest margin over LIBOR applicable to each tranche to a margin that varies according to the Company’s leverage ratio, with the interest margin applicable to each of the three tranches ranging (i) from 2.15% to 2.30%, if the leverage ratio is less than or equal to 55%, (ii) from 2.40% to 2.55%, if the leverage ratio is less than or equal to 60% but greater than 55%, and (iii) from 2.65% to 2.80%, if the leverage ratio is greater than 60%. The effect of the Unsecured Term Loan Amendment is to increase the current pricing of each tranche of the Unsecured Term Loan by 25 basis points, and future pricing will, depending on the Company’s future leverage levels, either remain the same, increase by an additional 25 basis points, or revert the pricing level applicable prior to the Secured Term Loan Amendment.

In connection with the Amendments, the Bank Debt lenders waived (i) all financial covenant non-compliance, if any, and any cross-defaults related thereto, that may have existed with respect to periods prior to the date of the Amendments and (ii) any claim to increased or additional interest that may have accrued and been owing by the Company as a result of any such default or event of default described in clause (i). Such waivers are effective with respect to such default or event of default, if any, as of the date such default or event of default occurred.

The Company, as a guarantor under each of the Bank Debt agreements, executed a consent to each of the Amendments and a reaffirmation of its guarantee under each of the debt agreements. In addition, each of the Operating Partnership’s subsidiaries that currently guarantees the obligations of the borrowers under the Bank Debt agreements executed a consent to the Amendments and a reaffirmation of their guarantees.

Copies of the Credit Facility Amendment, the Unsecured Term Loan Amendment and the Secured Term Loan Amendment are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Credit Facility Amendment, the Unsecured Term Loan Amendment and the Secured Term Loan Amendment are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3, respectively.

Item 8.01. Other Events.

In the Company’s 2012 Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012, under “Information on Our Board of Trustees and Its Committees—Board Leadership Structure,” Douglas Donatelli, the Chairman of the Company’s Board of Trustees (the “Board”) and the Company’s Chief Executive Officer, is described as being an ex officio member of each of the Board’s committees. ISS Proxy Advisory Services (“ISS”), in its report dated May 8, 2012, objected to Mr. Donatelli’s ex officio membership status on the Board’s committees and, therefore, recommended a “withhold” vote with respect to Mr. Donatelli’s re-election to the Board. In response to ISS’s objection, on May 9, 2012, Mr. Donatelli resigned as an ex officio member from each of the Board’s committees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.

10.1	Amendment No.1, dated as of May 10, 2012, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent and the other lenders and agents party thereto.

10.2	Amendment No.2, dated as of May 10, 2012, to the Term Loan Agreement, dated as of July 18, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership, certain of its subsidiaries party thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.3	Amendment No. 6, dated as of May 10, 2012, to the Secured Term Loan Agreement, dated August 7, 2007, as amended, by and among the First Potomac Realty Investment Limited Partnership, KeyBank National Association and the other lending institutions which are a party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 16, 2012	/s/ Douglas J. Donatelli
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

10.1	Amendment No.1, dated as of May 10, 2012, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent and the other lenders and agents party thereto.

10.2	Amendment No.2, dated as of May 10, 2012, to the Term Loan Agreement, dated as of July 18, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership, certain of its subsidiaries party thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.3	Amendment No. 6, dated as of May 10, 2012, to the Secured Term Loan Agreement, dated August 7, 2007, as amended, by and among the First Potomac Realty Investment Limited Partnership, KeyBank National Association and the other lending institutions which are a party thereto.